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                                                                   EXHIBIT 23-A


                     CONSENT OF COOPERS & LYBRAND L.L.P.

Re:  Ford Motor Credit Company Registration Statement
     No. 33-62973 on Form S-3.

We consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statement of our report dated January 26, 1996 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in Ford Motor Credit Company's Current Report on Form 8-K dated February 6, 1996. We also consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statement of our report dated January 27, 1995 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report contains an explanatory paragraph indicating Ford Credit changed its methods of accounting for postretirement health care benefits and income taxes in 1992 and is included in the Ford Motor Credit Company Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.


Detroit, Michigan
February 9, 1996